Exhibit 99.1

CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Monitronics International, Inc. and Subsidiaries
For the Three Months ended September 30, 2010 and September 30, 2009

Monitronics International, Inc. and Subsidiaries

Consolidated Financial Statements
(Unaudited)

For the Three Months Ended September 30, 2010 and September 30, 2009

Monitronics International, Inc. and Subsidiaries

Consolidated Balance Sheet (Unaudited)
(In Thousands, Except Share Data)

September 30,
2010
Assets
Current assets:
Cash and cash equivalents	$36,101
Restricted cash	53,544
Accounts receivable, less allowance for doubtful accounts of $1,778 in 2010	10,624
Prepaid expenses and other current assets	3,224
Total current assets	103,493

Property and equipment, net	14,987
Subscriber accounts, net of accumulated amortization of $653,631 in 2010	639,490
Deferred financing costs, net	27,626
Fair value of derivative financial instruments	231
Other assets	1,544
Goodwill	14,795

Total assets	$802,166

September 30,
2010
Liabilities and shareholders’ net capital (deficiency)
Current liabilities:
Accounts payable	$1,788
Accrued expenses	5,175
Purchase holdbacks	12,437
Deferred revenue	5,627
Interest payable	2,299
Taxes payable	2,414
Total current liabilities	29,740

Noncurrent liabilities:
Long-term debt	844,200
Fair value of derivative financial instruments	77,978
Long term deferred tax liability	2,752
Total noncurrent liabilities	924,930

Commitments and contingencies

Shareholders’ net capital (deficiency):
Preferred stock, Series A:
Authorized shares — 8,247,075
Issued shares — 0	—
Class A common stock, $0.01 par value:
Authorized shares — 80,000,000
Issued shares — 31,102,347	311
Class B common stock, $0.01 par value:
Authorized shares — 700,000; issued shares — none	—
Additional paid-in capital	126,016
Treasury stock, at cost, 1,322,135 shares	(12,037)
Accumulated deficit	(266,794)
Total shareholders’ net capital (deficiency)	(152,504)
Total liabilities and shareholders’ net capital (deficiency)	$802,166

See accompanying notes.

Monitronics International, Inc. and Subsidiaries

Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30
	2010	2009
	(In Thousands)

Revenue	$71,653	$65,175
Cost of services	9,213	8,235
Gross profit	62,440	56,940

Operating expenses:
Sales, general, and administrative	13,023	12,725
Depreciation	1,499	1,411
Amortization	30,660	28,837
	45,182	42,973
Operating income	17,258	13,967

Other expenses:
Unrealized loss on derivative instruments	10,724	13,339
Interest	4,916	4,768
	15,640	18,107
Income (loss) before income taxes	1,618	(4,140)
Provision for income taxes	576	522
Net income (loss)	$1,042	$(4,662)

See accompanying notes.

Monitronics International, Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Net Capital (Deficiency) (Unaudited)
(In Thousands)

	Class A Common Stock		Class B Common Stock		Additional Paid-In	Treasury Stock, at Cost		Accumulated	Total Shareholders’ Net Capital
	Shares	Amount	Shares	Amount	Capital	Shares	Amount	Deficit	(Deficiency)

Balances at June 30, 2009	31,102,347	$311	—	$—	$125,633	1,322,135	$(12,037)	$(267,714)	$(153,807)
Stock-based compensation	—	—	—	—	77	—	—	—	77
Net loss	—	—	—	—	—	—	—	(4,662)	(4,662)
Balances at September 30, 2009	31,102,347	$311	—	$—	$125,710	1,322,135	$(12,037)	$(272,376)	$(158,392)

Balances at June 30, 2010	31,102,347	$311	—	$—	$125,939	1,322,135	$(12,037)	$(267,836)	$(153,623)
Stock-based compensation	—	—	—	—	77	—	—	—	77
Net income	—	—	—	—	—	—	—	1,042	1,042
Balances at September 30, 2010	31,102,347	$311	—	$—	$126,016	1,322,135	$(12,037)	$(266,794)	$(152,504)

See accompanying notes.

Monitronics International, Inc. and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended September 30
	2010	2009
	(In Thousands)

Operating activities
Net income (loss)	$1,042	$(4,662)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	32,159	30,248
Amortization of deferred financing costs	365	365
Provision for uncollectible accounts	1,363	1,556
Change in deferred tax	94	94
Noncash stock-based compensation	77	77
Unrealized loss on derivative instruments	1,169	3,745
Changes in operating assets and liabilities:
Accounts receivable	(1,341)	(1,557)
Prepaid expenses and other assets	(1,655)	(1,698)
Accounts payable	(620)	451
Accrued expenses	(259)	5
Interest payable	15	44
Deferred revenue	23	66
Taxes payable	430	360
Net cash provided by operating activities	32,862	29,094

Investing activities
(Increase) decrease in restricted cash	(1,769)	10,295
Purchases of property and equipment	(768)	(871)
Purchases of subscriber accounts (net of holdbacks)	(35,062)	(60,884)
Net cash used in investing activities	(37,599)	(51,460)

Financing activities
Proceeds from credit facility	—	42,892
Payments on credit facility	—	(13,276)
Payment of deferred financing costs	—	2
Net cash provided by financing activities	—	29,618

Net (decrease) increase in cash and cash equivalents	(4,737)	7,252
Cash and cash equivalents at beginning of period	40,838	33,267
Cash and cash equivalents at end of period	$36,101	$40,519

See accompanying notes.

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

1. Description of Business and Summary of Significant Accounting Policies

Monitronics International, Inc. (Monitronics) and Subsidiaries (the Company) provide security alarm monitoring and related services to residential and business subscribers throughout the United States and parts of Canada. The Company monitors signals arising from burglaries, fires and other events through security systems installed by independent dealers at subscribers’ premises.

Basis of Presentation

The consolidated balance sheet and related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows contained in this report, which are unaudited, include the accounts of Monitronics and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. In the opinion of management, all adjustments, consisting of normal recurring items, necessary for a fair presentation of consolidated financial statements have been included. Operating results for the three months ended September 30, 2010, are not necessarily indicative of the results to be expected for any other interim period or for the fiscal year ending June 30, 2011.

These unaudited interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended June 30, 2010.

Accounting Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

1. Description of Business and Summary of Significant Accounting Policies, continued

Risk Concentration

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of trade accounts receivable. The Company performs extensive credit evaluations on the portfolios of subscriber accounts prior to purchase and requires no collateral on the subscriber accounts that are acquired. Concentrations of credit risk with respect to trade accounts receivable are generally limited due to the large number of subscribers comprising the Company’s customer base.

3. Income Taxes

Deferred income taxes are provided for the tax effects of differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets  are fully reserved primarily based on experiencing a cumulative loss before income taxes for the three-year period ended September 30, 2010. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income (including reversals of deferred tax liabilities) during the periods in which those temporary differences will become deductible. As of September 30, 2010, the Company had a net deferred tax liability of $2,752 thousand.

The tax expense of $576 thousand and $428 thousand at September 30, 2010 and 2009, respectively, is primarily related to Texas margin tax. The Company has not reported any federal income tax expense due to its ability to utilize net operating loss carry-forwards.

The Company accounts for uncertain tax positions using a two-step approach. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being recognized upon settlement. The Company has evaluated matters such as de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition and has determined that there is no impact on the Company’s financial statements for  quarter ending September 30, 2010. The only periods still subject to audit for the Company’s federal tax return are the 2007 through 2010 tax years. The Company will classify interest and penalties in the provision for income taxes. The Company has determined that no additional accrual for interest is required in the provision for income taxes during the quarter ended September 30, 2010.

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

4. Commitment and Contingencies

On March 22, 2006, a lawsuit was filed by State Farm Fire & Casualty Co., as Subrogee of Edward Streit vs. Monitronics International, Inc., Q.I.S. Incorporated, Protection Associates, Inc., and C&H Electric & Communications, Ltd. in the Circuit Court of the Twenty-First Judicial District for Kankakee County, Illinois. The complaint alleges that the Company and the various other defendants negligently serviced, maintained, installed, tested, repaired and inspected the central fire alarm system located at a multiunit apartment building in Kankakee, Illinois. The complaint alleges that as a result of these actions by the various defendants, the central fire alarm system did not immediately detect and notify the authorities of a fire, resulting in damage to the building premises in excess of what normally would have been caused. The plaintiff seeks compensatory damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss. The Company has not established a loss accrual associated with this claim.

On March 13, 2008, a lawsuit was filed by Paradox Security Systems, Ltd., Shmuel Hershkovitz and Pinhas Shpater vs. ADT Security Services, Inc., Digital Security Controls, Ltd., Monitronics International, Inc. and Protection One, Inc. in the United States District Court for the Eastern District of Texas. Judgment was entered as a matter of law in the Company’s favor with no finding of liability. On August 27, 2009, a final judgment was entered and the Company was dismissed from the lawsuit.

On August 18, 2009, a lawsuit was filed by Velma Veasley vs. Monitronics International, Inc. and Tel-Star Alarms, Inc. in the state court of Dekalb County, Georgia. The complaint alleges that the Company and Tel-Star Alarms, Inc. negligently installed and monitored the alarm system located at Plaintiff’s residence, that defendants breached the terms of the alarm monitoring contract with Plaintiff and that defendants fraudulently misrepresented to Plaintiff the capabilities of the alarm monitoring system. The complaint alleges that as a result of these actions, Plaintiff was assaulted in her home. The plaintiff seeks compensatory and punitive damages from the various defendants. The Company believes that it acted properly and lawfully in its dealings with the customer. As a result, the Company intends to vigorously defend and contest any and all issues or threatened claims in this matter. Management is currently unable to determine the outcome of the claims or to estimate the amount of potential loss, therefore, the Company has not established a loss accrual associated with this claim.

The Company is party to various other legal proceedings and claims that have arisen in the ordinary course of its business. In the opinion of management, the amount of ultimate liability

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

4. Commitments and contingencies, continued

with respect to these actions will not have a material impact on the Company’s financial position or results of operations.

5. Derivatives

The Company uses interest rate derivatives to manage its interest rate risk. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair values of interest rate caps are determined using the market standard methodology of discounting the future expected cash receipts that would occur if variable interest rates rise above the strike rate of the caps. The variable interest rates used in the calculation of projected receipts on the cap are based on an expectation of future interest rates derived from observable market interest rate curves and volatilities. The Company incorporates credit valuation adjustments to appropriately reflect the respective counterparty’s nonperformance risk in the fair value measurements.

For purposes of valuation of the interest rate swaps (“the Swaps”), the Company has considered that certain provisions of the Term Notes and VFNs provide for significant adverse changes to interest rates and uses of cash flows if this debt is not repaid by July 2012. In addition, the Swaps can be terminated at this time with no additional costs to the Company. Currently, a make whole payment would be due to the counterparty to the Swaps were the swaps terminated before April 2012. Were the Term Notes and the VFNs not repaid in full by July 2012, the Company would incur additional interest and other costs and be restricted in subscriber account purchases at Funding, until the Term Notes and VFNs were repaid in full. Management believes it is highly likely the Company will be able to refinance and/or repay the Term Notes and VFNs in full by July 2012, and the valuation considers adjustments for termination dates before and after July 2012 on a probability weighted basis. The valuation of the Swaps is based principally on a July 2012 maturity of the Term Notes less a credit valuation adjustment.

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

5. Derivatives, continued

Borrowings under the debt bear interest at variable rates. Our objective in entering into the Swaps was to reduce the risk associated with these variable rates. The Swaps, in effect, convert variable rates of interest into fixed rates of interest on $550 million of borrowings. It is our policy to offset fair value amounts recognized for derivative instruments executed with the same counterparty under a master netting agreement. As of June 30, 2010 and 2009, no such amounts were offset.

At September 30, 2010, derivative financial instruments included a purchased interest rate cap, a sold interest rate floor, and three Swaps as summarized in the tables below. The interest rate cap represents a financial asset of the Company, while the interest rate floor and Swaps represent financial liabilities of the Company.  Although effective economic hedges of the Company’s floating rate debt, the interest rate cap, floor, and Swaps are not designated as hedges and as such, the periodic changes in value are recorded in current period earnings. For the three months ended September 30, 2010, the realized and unrealized loss on derivative instruments in the consolidated statement of operations included monthly settlement payments of $9,555 thousand and a $1,169 thousand unrealized loss related to the change in fair value of these derivatives.   For the three months ended September 30, 2009, the realized and unrealized loss on derivative instruments in the consolidated statement of operations included monthly settlement payments of $9,594 thousand and a $3,745 thousand unrealized loss related to the change in fair value of these derivatives.

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

5. Derivatives, continued

The following table summarizes the key economic terms of the Company’s active derivatives as of September 30, 2010 (dollars in thousands):

The Company’s derivative instruments are, as follows (dollars in thousands):

	Notional	Rate Paid	Rate Received
Swap	$350,000	6.56%	1 mo. USD-LIBOR-BBA

Swap	100,000	6.06%	1 mo. USD-LIBOR-BBA

Swap	100,000	6.64%	1 mo. USD-LIBOR-BBA

Cap	240,000	6.30%	1 mo. USD-LIBOR-BBA

Floor	260,000	3.80%	1 mo. USD-LIBOR-BBA

The fair value of derivative instruments as of September  30, 2010, is as follows (in thousands):

	Asset Derivatives		Liability Derivatives
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Purchased interest rate swaps	Other assets	$—	Other liabilities	$51,487

Purchased interest rate caps	Other assets	231	Other liabilities	—

Sold interest rate floor	Other assets	—	Other liabilities	26,510

Total interest rate products		231		77,978

Total derivatives		$231		$77,978

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

5. Derivatives, continued

Gains and losses recognized during the three months ended September  30, 2010 and 2009, relating to derivatives  are as follows:

Three months ended September 30, 2010	Location of Loss Recognized in Loss on Derivatives	Amount of Loss Recognized in Loss on Derivatives

Interest rate products	Unrealized loss on derivative instruments	$1,169

Total		$1,169

Three months ended September 30, 2009	Location of Loss Recognized in Loss on Derivatives	Amount of Loss Recognized in Loss on Derivatives

Interest rate products	Unrealized loss on derivative instruments	$3,745

Total		$3,745

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

5. Derivatives, continued

The Company has a single counterparty that it faces for its derivative contracts. The Company’s contractual agreement with its counterparty contains a provision where if the Company defaults on its master debt agreement and liquidates the assets that are encumbered by the debt agreement, then the Company could also be declared in default on its derivative obligations.

As of September  30, 2010, the fair value of derivatives in a net liability position, which includes accrued interest and any adjustment for nonperformance risk related to these agreements, was $77.7 million. As of September  30, 2010, the Company has not posted any collateral related to these agreements. If the Company had breached the provision above, it could have been required to settle its obligations under the agreements at the termination value of $77.7 million.

6. Fair Value Accounting

ASC 820, Fair Value Measurement and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy requires entities to maximize the use of observable inputs and minimize the use of unobservable inputs. The three levels of inputs used to measure fair value are, as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities.

Level 2 — Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. This includes certain pricing models, discounted cash flow methodologies and similar techniques that use significant unobservable inputs.

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

6. Fair Value Accounting, continued

We have aggregated our financial assets and liabilities that are measured at fair value on a recurring basis (at least annually) into the most appropriate level within the fair value hierarchy based on the inputs used to determine the fair value at the measurement dates.

The tables below presents the Company’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2010, aggregated by the level in the fair value hierarchy within which those measurements fall. The tables do not include cash on hand or assets and liabilities that are measured at historical cost or any basis other than fair value (in thousands):

Assets and Liabilities Measured at Fair Value on a Recurring Basis at September 30, 2010

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at September 30, 2010
Assets

Cash equivalents	$86,706	$—	$—	$86,706

Derivative financial instruments	—	231	—	231

Liabilities

Derivative financial instruments	$—	$26,510	$51,469	$77,978

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

6. Fair Value Accounting, continued

The Company has determined that the majority of the inputs used to value its interest rate cap and sold floor fall within Level 2 of the fair value hierarchy. The Company has determined that the majority of the inputs used to value its Swaps fall within Level 3 of the fair value hierarchy, as the valuation is based in part on management’s estimates of the refinancing date of the Term Notes, which affects the termination date of the Swaps as the notional amount of the Swaps is directly linked to the outstanding principal balance of the Term Notes. However, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. For counterparties with publicly available credit information, the credit spreads over LIBOR used in the calculations represent implied credit default swap spreads obtained from a third-party credit data provider. However, as of September 30, 2010, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of its interest rate caps and floor derivatives, but are significant for the Swaps. As a result, the Company has determined that its derivative valuations on its interest rate caps and floor are classified as Level 2 of the fair value hierarchy and its derivative valuation on its Swaps are classified in Level 3 of the fair-value hierarchy.

The table below sets forth a summary of changes in the fair value of the Company’s Level 3 liabilities for the three months ended September 30, 2010:

Fair value at June 30, 2010	$53,487
Change in unrealized loss related to the Swaps	(2,018)

Fair value at September 30, 2010	$51,469

Monitronics International, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (Unaudited)

September 30, 2010

7. Subsequent Events

The Company has evaluated events and transactions subsequent to September 30, 2010 through December xxx, 2010, the date that the financial statements were available to be issued. Based on requirements of the subsequent event guidance, the Company has not identified any events that require disclosure.

On December xxx, 2010, the Company entered into an agreement to be acquired by Ascent Media, Inc.